EXHIBIT 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AmeriSource Corporation Employee Investment Plan of our report dated November 3, 1995, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                                          ERNST & YOUNG LLP





Philadelphia, Pennsylvania
March 20, 1996



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